UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 31, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 28, 2005, the company entered into an Option Exercise, Transition and Consolidation Agreement (“Agreement”) with QuikCAT Australia Pty Ltd, NanoCAT Technologies Pte Ltd and Rose-Marie Pontré. On September 5, 2005, the company amended the Agreement by extending the due date of the final payment of $145,000 to on or before September 23, 2005 and agreeing to provide services as defined in the Agreement thru September 30, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2005, Rex Tokyo received a 100,000,000 Yen, or approximately $899,000 at current exchange rates, working capital loan from Mizuho Bank Ltd, an unrelated Japanese bank. The loan will be used to fund Rex Tokyo’s growth.

The loan requires thirty four monthly payments of 2,750,000 Yen, or approximately $25,000 at current exchange rates, plus interest starting August 31, 2005, with a final payment of 3,750,000 Yen, or approximately $34,000 at the current exchange rates plus interest, due on August 31, 2008. The loan accrues interest at 1.6% and is guaranteed by the CEO of Rex Tokyo Co Ltd. There are no covenants or security requirements related to the loan.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Exhibits –

Exhibit No.	Description
2.1	Financial Loan Document between Rex Tokyo Co Ltd and Mizuho Bank Co Ltd dated August 31, 2005.
2.2	Amendment to Option Exercise, Transition and Consolidation Agreement dated September 5, 2005 amongst IA Global, Inc., QuikCAT Australia Pty Ltd., NanoCAT Technologies Pte Ltd and Marie-Rose Pontré.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: September 7, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer